Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached (the “Form 8-K”) or, if such terms are not defined in the Form 8-K, then such terms shall have the meanings ascribed to them in the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) by Forum on June 9, 2021 (the “Proxy Statement”).

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transaction in which Merger Sub, a subsidiary of Forum, merged with and into ELM. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes to the financial statements, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the unaudited condensed consolidated balance sheet of Forum as of March 31, 2021 with the unaudited condensed balance sheet of ELM as of March 31, 2021 and the unaudited condensed combined carve-out balance sheet of EVAP Operations, a wholly owned component of SERES, as of March 31, 2021, giving effect to the business combination, the acquisition by ELM of the Mishawaka, Indiana manufacturing facility pursuant to the SERES Asset Purchase Agreement, the PIPE Investment and related adjustments as if the business combination and the Carveout Transaction had been consummated on that date. Upon the Closing on June 25, 2021, the separate corporate existence of Merger Sub ceased and ELM survived and became a wholly owned subsidiary of Forum.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the unaudited condensed consolidated statement of operations of Forum for the three months ended March 31, 2021 with the unaudited condensed statement of operations of ELM for the three months ended March 31, 2021 and the unaudited combined carve-out statement of operations of EVAP Operations for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statement of operations of Forum for the year ended December 31, 2020 with the audited statement of operations of ELM for the period from inception to December 31, 2020 and the audited combined carve-out statement of operations of EVAP Operations for the year ended December 31, 2020. The unaudited pro forma condensed combined statements of operations give effect to the business combination and the Carveout Transaction as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

●	The historical unaudited condensed consolidated financial statements of Forum as of and for the three months ended March 31, 2021, and the historical audited consolidated financial statements of Forum as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached;

●	The historical unaudited condensed financial statements of ELM as of and for the three months ended March 31, 2021, and the historical audited financial statements of ELM as of and for the period from August 20, 2020 (inception) to December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached; and

●	The historical unaudited condensed combined carve-out financial statements of EVAP Operations as of and for the three months ended March 31, 2021, and the historical audited combined carve-out financial statements of EVAP Operations as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and reflect transaction accounting adjustments related to the business combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the business combination been consummated on the dates assumed or to project the Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the Proxy Statement entitled “Forum’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of ELM and EVAP Operations” and other financial information included in the Proxy Statement, all of which is incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

Description of the Merger

On December 10, 2020, Forum, Merger Sub, ELM, and Jason Luo, in his capacity as the initial stockholder representative of ELM, entered into the Merger Agreement, and, on May 7, 2021, the same parties entered into the First Amendment. Pursuant to the Merger Agreement, as amended by the First Amendment, the aggregate consideration payable at the Closing to the ELM securityholders is payable solely in shares of common stock, valued at $10.00 per share, and is calculated as follows: $1,300,000,000, plus the amount of Estimated Closing Date Cash, plus the Pre-Paid Company Transaction Expense Amount, minus the Estimated Closing Date Indebtedness, minus the Convertible Note Adjustment Amount, minus $292,000,000, which represents the value of the 29,200,000 shares of common stock reserved under the Incentive Plan ($150,000,000 of which represents the value of restricted stock units with vesting terms substantially similar to the Earnout Shares), minus $2,500,000, which represents the value of the Adjustment Escrow Stock, minus $50,000,000, which represents the value of the Earnout Shares, minus $50,000,000, which represents the value of the 5,000,000 shares of common stock to be issued to SERES. Pursuant to the Merger Agreement, Merger Sub, a subsidiary of Forum, merged with and into ELM. Upon the Closing, the separate corporate existence of Merger Sub ceased and ELM survived and became a wholly owned subsidiary of Forum.

The Closing Merger Consideration was paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. For more information about the Merger Agreement, please see the section of the Proxy Statement entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

In addition, pursuant to the terms of the First Amendment, the Company issued, at Closing, 5,000,000 shares of common stock to SERES in satisfaction of ELM’s obligation under the SERES Asset Purchase Agreement to deliver shares of common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing. As a result of such issuance, there was a corresponding reduction in the aggregate consideration to be paid to the ELM securityholders at Closing (as reflected in the definition of “Closing Merger Consideration” within the Proxy Statement) in an amount equal to the aggregate value of such issued shares.

In connection with the transactions contemplated by the Merger Agreement, Forum entered into Subscription Agreements with the PIPE Investors pursuant to which Forum issued and sold to the PIPE Investors in private placements that closed immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and Forum consummated the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued the ELM Convertible Notes to certain investors in an aggregate principal amount of $25 million. Forum entered into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes converted at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment (i.e., $10.00) multiplied by (ii) 0.90909, and Forum provided registration rights to the holders of the ELM Convertible Notes.

On April 9, 2021, ELM entered into the SERES Asset Purchase Agreement for the purchase of certain assets of EVAP Operations, the SERES Exclusive Intellectual Property License Agreement and the Sokon Supply Agreement.

Upon Closing, the ownership of the Company was as follows:

Total Capitalization (in millions)	Shares	%
ELM securityholders	77.1	65.0
Public shareholders(1)	14.0	11.8
Founders (founder shares)(2)	6.9	5.8
ELM Convertible Note holders(3)	2.8	2.3
PIPE Investors	13.0	10.9
SERES(4)	5.0	4.2
Total Class A Shares(5)	118.8	100.0

(1)	Includes 125,000 private placement shares held by the IPO underwriter.
(2)	Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that converted into shares of Class A common stock at the Closing on a one-for-one basis.
(3)	Includes accrued interest on the ELM Convertible Notes, which also converted into shares of common stock at the Closing.
(4)	Pursuant to the First Amendment, the Company issued, at Closing, 5,000,000 shares of common stock to SERES in satisfaction of ELM’s obligation under the SERES Asset Purchase Agreement to deliver shares of common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing.
(5)	Does not include 5.25 million shares held in escrow pursuant to the Merger Agreement in relation to share price vesting requirements and merger consideration adjustments.

Accounting for the Business Combination

The business combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Forum will be treated as the “acquired” company for financial reporting purposes. This preliminary determination was primarily based on the ELM securityholders having a relative majority of the voting power of the combined entity (which is referred to herein as the Company), ELM having the authority to appoint the majority of the directors on the Board, and senior management of ELM comprising all of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of ELM, with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. The net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

Accounting for SERES Asset Purchase Agreement

The SERES Asset Purchase Agreement, in combination with the other Key Contracts, is expected to be accounted for as an asset acquisition in accordance with GAAP. Accordingly, for accounting purposes, the manufacturing facility, related equipment, land, pension obligation, and other intangible assets associated with the other Key Contracts, will be recorded at an amount equal to the fair value of the consideration transferred. The acquired assets will be measured and recognized at their allocated relative fair values as of the transaction date. The fair value of consideration transferred and the resulting allocation are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing of the business combination, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position.

Accounting for the Earnout Shares

Five million Earnout Shares are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of certain stock price performance conditions. As the business combination will be accounted for as a reverse recapitalization, the issuance of the Earnout Shares to the ELM securityholders is anticipated to be accounted for as an equity transaction. Since the Earnout Shares are payable to the ELM securityholders (i.e., the accounting acquirer in the business combination), the accounting for the Earnout Shares arrangement does not fall under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The accounting for the Earnout Shares was also evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the arrangement should be classified as a liability. As part of that preliminary analysis, it was determined that the Earnout Shares are freestanding and will not be classified as a liability. Therefore, an adjustment to recognize the Earnout Shares would have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma combined financial information related to the Earnout Shares.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the business combination, the PIPE Investment and the Carveout Transaction. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Company will experience. Forum and ELM have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2021

	ELM Historical	EVAP Operations Historical	ELM Pro Forma Adjustments			Pro Forma ELM	Forum Historical	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	16,388,316	—	(35,000,000)	(A	)	(18,611,684)	1,038,353	139,232,311	(C	)	225,644,143
								130,000,000	(D	)
								(26,014,837)	(F	)
Prepaid expenses and other current assets	491,365	23,932	(23,932)	(A	)	491,365	174,124				665,489
Total current assets	16,879,681	23,932	(35,023,932)			(18,120,319)	1,212,477	243,217,474			226,309,632
Property, Plant, and Equipment, net	196,692	131,895,779	(131,895,779)	(A	)	145,708,692	—				145,708,692
			145,512,000	(A	)
Other assets:
Cash and investments held in trust account	—	—					250,004,042	(250,004,042)	(C	)	—
Other long-term assets	73,724	—	51,984,000	(A	)	52,057,724	—				52,057,724
Total other assets	73,724	—	51,984,000			52,057,724	250,004,042	(250,004,042)			52,057,724
Total assets	17,150,097	131,919,711	30,576,289			179,646,097	251,216,519	(6,786,568)			424,076,048
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	1,395,799	39,949	(39,949)	(A	)	1,395,799	—				1,395,799
Accrued expenses	508,586	1,009,793	(1,009,793)	(A	)	508,586	3,815,030				4,323,616
Current portion of debt	—	—	60,000,000	(A	)	60,000,000					60,000,000
Total current liabilities	1,904,385	1,049,742	58,950,258			61,904,385	3,815,030				65,719,415
Other liabilities
Long term debt, net of deferred financing costs	—	—	52,436,000	(A	)	52,436,000	—				52,436,000
Warrant liabilities	—	—	—			—	16,325,028				16,325,028
Deferred underwriting fee payable	—	—					8,750,000	(8,750,000)	(F	)	—
Convertible promissory notes	25,500,832					25,500,832		(25,500,832)	(E	)
Pension benefit obligations	—	118,393				118,393	—	—			118,393
Other long-term liabilities	1,371	—	—			1,371	—				1,371
Total other liabilities	25,502,203	118,393	52,436,000			78,056,596	25,075,028	(34,250,832)			68,880,792
Common stock subject to possible redemption	—	—					217,326,460	(217,326,460)	(B	)	—
Shareholders’ equity
Class A Common stock	10	—	500	(A	)	510	401	(1,108)	(C	)	10,793
								1,004	(B	)
								1,300	(D	)
								275	(E	)
								13	(F	)
								7,711	(G	)
								687	(H	)
Class B Common stock	—	—					625	(625)	(H	)	—
Paid-in capital	999,990	130,751,576	(80,810,469)	(A	)	50,941,097	21,875,691	(110,770,623)	(C	)	300,721,539
								217,325,456	(B	)
								129,998,700	(D	)
								25,500,557	(E	)
								(17,264,850)	(F	)
								(7,711)	(G	)
								(62)	(H	)
								(16,876,716)	(I	)
Retained earnings	(11,256,491)	—				(11,256,491)	(16,876,716)	16,876,716	(I	)	(11,256,491)
Total shareholders’ equity	(10,256,491)	130,751,576	(80,809,969)			39,685,116	5,000,001	244,790,724			289,475,841
Total liabilities and shareholders’ equity	17,150,097	131,919,711	30,576,289			179,646,097	251,216,519	(6,786,568)			424,076,048

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Three Months Ended March 31, 2021

	ELM Historical	EVAP Operations Historical	ELM Pro Forma Adjustments		Pro Forma ELM	Forum Historical	Pro Forma Adjustments		Pro Forma Combined
Formation and operating costs	—	—				1,054,321			1,054,321
Personnel expense	—	378,110	—		378,110	—			378,110
General and administrative expense	3,124,188	511,068	2,599,200	(AA)	8,753,138	—			8,753,138
			2,518,682	(BB)
Total operating expense	3,124,188	889,178	5,117,882		9,131,248	1,054,321			10,185,569
Operating income (loss)	(3,124,188)	(889,178)	(5,117,882)		(9,131,248)	(1,054,321)			(10,185,569)
Change in fair value of warrant liability	—	—	—		—	13,534,820			13,534,820
Interest income (expense)	(406,744)	—	(1,337,739)	(CC)	(1,744,483)	6,166	(6,166)	(DD)	(1,744,483)
Investment income (loss)	2,878				2,878				2,878
Other income (expense), net	—	(800)			(800)	—	—		(800)
Net income (loss)	(3,528,054)	(889,978)	(6,455,621)		(10,873,653)	12,486,665	(6,166)		1,606,846
Net earnings:
Weighted average shares outstanding of Class A redeemable common stock						25,000,000
Basic and diluted income per share – Class A redeemable common stock						0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock						6,991,250
Basic and diluted income per share – Class A and Class B non-redeemable common stock						1.79
Weighted average shares outstanding of Class A common stock	100,000								118,777,017	(EE)
Basic and diluted income (loss) per share – Class A common stock	(35.28)								0.01	(EE)
Diluted weighted average shares outstanding of Class A and Class B non-redeemable common stock and non-redeemable warrants						7,152,316
Diluted net loss per share, Class A and Class B non-redeemable common stock and non-redeemable warrants						(0.15)

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2020

	ELM Historical	EVAP Operations Historical	ELM Pro Forma Adjustments			Pro Forma ELM	Forum Historical	Pro Forma Adjustments			Pro Forma Combined
Formation and operating costs	—	—					3,617,022				3,617,022
Personnel expense	—	2,870,234	210,486	(FF	)	3,080,720	—				3,080,720
General and administrative expense	7,633,994	4,758,663	176,040	(GG	)	31,440,223	—				31,440,223
			(1,600,000)	(HH	)
			10,396,800	(II	)
			10,074,726	(JJ	)
Total operating expense	7,633,994	7,628,897	19,258,052			34,520,943	3,617,022				38,137,965
Operating income (loss)	(7,633,994)	(7,628,897)	(19,258,052)			(34,520,943)	(3,617,022)				(38,137,965)
Change in fair value of warrant liability	—	—	—			—	(25,574,581)				(25,574,581)
Transaction costs – warrants	—	—	—			—	(236,212)				(236,212)
Interest income (expense)	(94,088)	—	(1,337,739)	(KK	)	(1,431,827)	66,590	(66,590)	(LL	)	(1,431,827)
Investment loss	(355)					(355)					(355)
Other income (expense), net	—	(24,695)				(24,695)	—	—			(24,695)
Net loss	(7,728,437)	(7,653,592)	(20,595,791)			(35,977,820)	(29,361,225)	(66,590)			(65,405,635)
Net earnings:
Weighted average shares outstanding of Class A redeemable common stock							25,000,000
Basic and diluted loss per share – Class A redeemable common stock							(1.17)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock							6,518,068
Basic and diluted loss per share – Class A and Class B non-redeemable common stock							(4.50)
Weighted average shares outstanding of Class A common stock	40,400										117,214,000		(MM	)
Basic and diluted loss per share – Class A common stock	(191.30)										(0.5	5)	(MM	)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination, the PIPE Investment and the Carveout Transaction had been consummated on March 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the business combination and the Carveout Transaction had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed financial information has been prepared using the following:

●	The historical unaudited condensed financial statements of Forum as of and for the three months ended March 31, 2021, and the historical audited financial statements of Forum as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached;

●	The historical unaudited condensed financial statements of ELM as of and for the three months ended March 31, 2021, and the historical audited financial statements of ELM as of and for the period from August 20, 2020 (inception) to December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached; and

●	The historical unaudited condensed combined carve-out financial statements of EVAP Operations as of and for the three months ended March 31, 2021, and the historical audited combined carve-out financial statements of EVAP Operations as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The SERES Asset Purchase Agreement is expected to be accounted for as an asset acquisition in accordance with GAAP. Accordingly, we first combined the historical financial statements of ELM with the carve-out financial statements of EVAP Operations and applied pro forma adjustments to arrive at the appropriate combined pro forma financial statements for ELM following the purchase of the plant from SERES. For accounting purposes, the manufacturing facility, related equipment, land, pension obligation, and other intangible assets associated with the other Key Contracts, have been recorded at an amount equal to the fair value of the consideration transferred. The acquired assets have been measured and recognized at their allocated relative preliminary fair values as of the transaction date.

The business combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of ELM with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. The net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments are preliminary and represent management’s estimates based on information available as of the date of the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached and are subject to change as additional information becomes available and additional analyses are performed. The Company’s management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing have been reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Company’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Represents the pro forma adjustment to reflect the purchase of certain manufacturing plant assets from SERES and the removal of all other assets, liabilities and related equity of EVAP Operations that ELM did not acquire under the SERES Asset Purchase Agreement. EVAP Operations balances that were not acquired under the SERES Asset Purchase Agreement consist of all prepaid assets ($23,932), accounts payable ($39,949), accrued expenses ($1,009,793), and the historical net carrying value of property, plant and equipment ($131,895,779), as well as the net equivalent offset to equity ($130,869,969). Long-term assets purchased under the SERES Asset Purchase Agreement were valued at preliminary estimates of the fair market value of the assets as of June 25, 2021. The estimated fair market value of land, buildings, and machinery and equipment acquired under the SERES Asset Purchase Agreement have been preliminarily estimated based on observable inputs for similar assets in active marketplaces for fixed assets. The Company’s evaluation of the accounting for the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement is in process, including the determination and measurement of a potential asset that could be identified specifically related to such agreements. The recognition and allocation of purchase price to Other Long-Term Assets reflect the Company’s preliminary evaluation and estimate, but is subject to change. The preliminary purchase price was allocated among the identified assets, based on a preliminary analysis, acquired on a relative fair value basis. The allocation of purchase consideration based on the relative fair value of the assets acquired, based on preliminary valuation, are presented below. ELM’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The total purchase consideration has been reflected in an amount equal to the estimated present value of the Promissory Note payments associated with the SERES Asset Purchase Agreement and additional consideration paid at or near Closing. The SERES Asset Purchase Agreement requires total payments of $145.0 million, with $30.0 million paid at the closing of the transactions contemplated by the SERES Asset Purchase Agreement and 23 monthly installment payments of $5.0 million each. In addition, $5.0 million will be paid within 30 days of Closing for certain intellectual property under the SERES Exclusive Intellectual Property License Agreement and 5.0 million shares of common stock were issued to SERES at the Closing. The shares are not the settlement of a preexisting relationship, have been considered as part of the asset purchase consideration and were valued at $50.0 million based on the closing price of common stock on June 24, 2021.

Assets Identified	Allocation based on Relative Fair Value
Other long-term assets	$51,984,000
Land	$996,000
Ground lease	$117,000
Buildings and improvements	$89,627,000
Machinery and Equipment	$54,772,000
Pension liability assumed	$(109,000)
Total Estimated Purchase Price	$197,387,000

Purchase Price
Fair value of Promissory Note	$112,436,000
Cash payment at closing	$30,000,000
Licensing fees	$5,000,000
Stock issuance	$49,950,000
Total	$197,387,000

(B)	Reflects the reclassification of $217.3 million of Class A common stock subject to possible redemption, net of actual redemptions of 11.1 million shares redeemed as a result of public stockholders electing to redeem their public shares.

(C)	Reflects the release of cash and marketable securities held in the trust account that became available in conjunction with the business combination net of the impact of actual redemptions of 11.1 million shares of common stock at $110.8 million as a result of public stockholders electing to redeem their public shares.

(D)	Represents the pro forma adjustment to record the net proceeds of $130.0 million from the PIPE Investment and the issuance of 13.0 million shares of common stock to the PIPE Investors.

(E)	Represents the pro forma adjustment to record the conversion of $25.5 million of ELM Convertible Notes into 2.8 million shares of common stock at the Closing of the business combination. This includes the accrued interest under the ELM Convertible Notes, which was also converted into common stock at the Closing of the business combination.

(F)	Represents estimated transaction costs of $17.3 million, including $0.1 million of underwriting fees in satisfaction of which Forum issued 0.1 million shares of Class A common stock. These transaction costs are direct and incremental transaction costs related to the business combination that would not otherwise have been incurred, and, as such, these transaction costs are treated as a reduction of Forum’s cash proceeds and are deducted from Additional paid in capital. Of the total amount shown, $8.8 million of deferred underwriting fees related to the business combination were incurred and accrued for during the year ended December 31, 2020.

(G)	Represents the issuance by Forum of 77.1 million shares of common stock to the ELM securityholders as consideration in the business combination.

(H)	Represents the issuance of 0.6 million shares of Class B common stock through a private placement purchase by the Sponsor, and the conversion of the remaining 6.9 million shares of Class B common stock owned by the Sponsor into 6.9 million shares of Class A common stock. According to Forum’s Organizational Documents, shares of Class B common stock converted automatically into shares of Class A common stock upon Closing, and this was a non-cash transaction.

(I)	Reflects the elimination of the Forum’s historical accumulated deficit.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are as follows:

(AA)	Reflects the pro forma adjustment to record the amortization expense, on a straight-line basis, associated with other assets preliminarily recorded via adjustment (A). The preliminary amortization period assigned to this asset is 5 years, which is equal to the shortest contractual term of the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement. Based on the potential other assets’ value of $52.0 million, this results in monthly amortization of $0.9 million, or total amortization expense of $2.6 million for the three months ended March 31, 2021.

(BB)	Reflects the pro forma adjustment to record the incremental depreciation expense, on a straight-line basis, associated with new valuation of plant assets via adjustment (A). The preliminary useful life assigned to the machinery and equipment is 7 years, and the preliminary useful life assigned to the buildings and improvements is 39 years. Based on the identified asset values of $54.8 million and $89.6 million for machinery and equipment and buildings and improvements, respectively, this results in combined monthly depreciation of $0.8 million, or total incremental depreciation expense of $2.5 million for the three months ended March 31, 2021.

(CC)	Reflects the pro forma adjustment to account for interest expense for the three months ended March 31, 2021 related to the amortization of the discount associated with the SERES Asset Purchase Agreement. The discount was calculated as the net present value of payments, which were discounted using a variable incremental borrowing rate of 1.42% to 3.43% over the repayment period of the Promissory Note associated with the SERES Asset Purchase Agreement, detailed at (A).

(DD)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(EE)	Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the three months ended March 31, 2021.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(FF)	Represents the pro forma adjustment for additional payroll expense expected to be wholly absorbed by ELM going forward compared to the payroll expense that was partially allocated to EVAP Operations for the year ended December 31, 2020.

(GG)	Represents the pro forma adjustment for additional lease expense incurred related to newly leased property compared to the prior lease expense reflected for EVAP Operations.

(HH)	Reflects the elimination of incremental rent expense paid by ELM to SERES for the use of the plant for the year ended December 31, 2020.

(II)	Reflects the pro forma adjustment to record the amortization expense, on a straight-line basis, associated with other assets preliminarily recorded via adjustment (A). The preliminary amortization period assigned to this asset is 5 years, which is equal to the shortest contractual term of the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement. Based on the potential other assets’ value of $52.0 million, this results in monthly amortization of $0.9 million, or total amortization expense of $10.4 million for the year ended December 31, 2020.

(JJ)	Reflects the pro forma adjustment to record the incremental depreciation expense, on a straight-line basis, associated with new valuation of plant assets via adjustment (A). The preliminary useful life assigned to the machinery and equipment is 7 years, and the preliminary useful life assigned to the buildings and improvements is 39 years. Based on the identified asset values of $54.8 million and $89.6 million for machinery and equipment and buildings and improvements, respectively, this results in combined monthly depreciation of $0.8 million, or total incremental depreciation expense of $10.1 million for the year ended December 31, 2020.

(KK)	Reflects the pro forma adjustment to account for interest expense for the year ended December 31, 2020 related to the amortization of the discount associated with the SERES Asset Purchase Agreement. The discount was calculated as the net present value of payments, which were discounted using a variable incremental borrowing rate of 1.42% to 3.43% over the repayment period of the Promissory Note associated with the SERES Asset Purchase Agreement, detailed at (A).

(LL)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(MM)	Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the year ended December 31, 2020.